                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact name of registrant as specified in its charter)

              DELAWARE                                 94-2586591
(State of incorporation or organization)             (IRS Employer
                                                   Identification No.)

   6290 SEQUENCE DRIVE, SAN DIEGO, CA                    92121
(Address of principal executive offices)               (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered
      -------------------                 ------------------------------

            None                                        None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
                         -----------------------------
                               (Title of Class)
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Item 1.         Description of Registrant's Securities to be Registered
                -------------------------------------------------------

Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed concurrently herewith.

Item 2.         Exhibits
                --------

                        The following exhibits are filed as a part of this Registration Statement:

                        1    Specimen certificate for Registrant's Common
                             Stock.*

                        2.1 Amended and Restated Certificate of Incorporation of the Company -- incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1.

                        2.2 Form of Amended and Restated Certificate of Incorporation of the Company (to be filed with the Delaware Secretary of State upon the closing of the offering) -- incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1.

                        2.3 Amended and Restated Bylaws of the Company -- incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1.

                        2.4 Form of Second Amended and Restated Bylaws of the Company -- to be effective upon the closing of the offering -- incorporated herein by reference to
                             Exhibit 3.4 to the Registrant's Registration
                             Statement on Form S-1.

                        2.5 Convertible Preferred Stock, Series 1 and Series 2, Purchase Agreement, dated December 8, 1983 -- incorporated herein by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-1.

                        2.6 Convertible Preferred Stock Series 3 Purchase Agreement, dated September 16, 1987 -- incorporated herein by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1.



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* To be filed by amendment.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 10, 1997                       APPLIED MICRO CIRCUITS CORPORATION


                                              By:  /s/ David M. Rickey
                                                 --------------------------
                                                   David M. Rickey,
                                                   President and
                                                   Chief Executive Officer

                               INDEX TO EXHIBITS

                                                                    Sequentially
                                                                    ------------
Exhibit No.                  Description                            Numbered Page
-----------                  -----------                            -------------


              1  Specimen certificate for Registrant's Common
                 Stock.*

            2.1  Amended and Restated Certificate of Incorporation   Incorporated by
                 -- incorporated herein by reference to Exhibit      reference
                 3.1 to the Registrant's Registration Statement on
                 Form S-1.

            2.2  Form of Amended and Restated Certificate of         Incorporated by
                 Incorporation of the Company (to be filed with the  reference
                 Delaware Secretary of State upon the closing of
                 the offering) -- incorporated herein by reference
                 to Exhibit 3.2 to the Registrant's Registration
                 Statement on Form S-1.

            2.3  Amended and Restated Bylaws of the Company --       Incorporated by
                 incorporated herein by reference to Exhibit 3.3 to  reference the Registrant's Registration Statement on Form S-1.

            2.4  Form of Second Amended and Restated Bylaws of the   Incorporated by
                 Company -- to be effective upon the closing of the  reference offering -- incorporated herein by reference to
                 Exhibit 3.4 to the Registrant's Registration Statement
                 on Form S-1.

            2.5  Convertible Preferred Stock, Series 1 and Series    Incorporated by
                 2, Purchase Agreement, dated December 8, 1983  --   reference
                 incorporated herein by reference to Exhibit 10.7 to
                 the Registrant's Registration Statement on Form S-1.

            2.6  Convertible Preferred Stock Series 3 Purchase       Incorporated by
                 Agreement, dated September 16, 1987 --              reference
                 incorporated herein by reference to Exhibit 10.8 to
                 the Registrant's Registration Statement on Form S-1.




----------------------
* To be filed by amendment.


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